UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2020

LIQUIDITY SERVICES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51813	52-2209244
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6931 Arlington Road, Suite 200, Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (202) 467-6868
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.001 par value	LQDT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Given the uncertainty in the current business climate and to respond to changing conditions resulting from the COVID-19 pandemic, Mr. William P. Angrick, III, Chairman and Chief Executive Officer of Liquidity Services, Inc. (the “Company”), has agreed to voluntarily reduce his base salary by 100% and Messrs. Celaya, Daunt, Lutz, Rozdilsky, Shaffer, and Weiskircher have also voluntarily agreed to reduce their base salaries by 50%.

In addition, each member of the Company’s Board of Directors (the “Board”) has agreed to voluntarily forgo all fees to such directors for his or her service on the Board, including the annual retainer, committee membership and lead and committee chair fees.

These changes are effective on April 1, 2020 for the month of April and will be reviewed again in successive months based on evolving operating and financial conditions in the future.

Item 8.01  Other Events.

On March 25, 2020, the Company announced taking numerous proactive steps to mitigate the negative financial and operational impacts of the COVID-19 pandemic. Business contingency plans are being implemented and will continue to be adjusted in response to the global situation and to ensure a high level of service to our customers. These business contingency plans include, among other steps, implementing remote and virtual work plans, cancelling non-essential travel and spending, reducing the pay of employees, shortening work weeks, and furloughs. These changes will be reviewed based on future operating conditions. Although it is difficult to reasonably determine the current impacts of the COVID-19 pandemic at this time, the Company expects the ongoing, global economic impact from the COVID-19 pandemic to have an adverse impact on its financial condition and results of operations and is currently attempting to take all reasonable steps to mitigate the impact of the COVID-19 pandemic.

Forward Looking Statements
Statements in this report which are not historical facts are forward-looking statements under the provisions of the Private Securities Litigation Reform Act of 1995, including statements of expectations of or assumptions about our financial results, and our ability to achieve cost savings and the benefits of our operational efficiency initiatives.  All forward-looking statements involve risks and uncertainties which could affect the Company’s actual results and could cause its actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, the Company.  Further information regarding the important factors that could cause actual results to differ from projected results can be found in the Company’s reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended September 30, 2019 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2019. Widespread health developments, including the recent COVID-19 pandemic, and the responses thereto (such as voluntary and in some cases, mandatory quarantines as well as shut downs and other restrictions on travel and commercial, social and other activities) could adversely and materially affect, among other things, the economic and financial markets and labor resources of the countries in which we operate, our warehouse operations, supply of surplus assets for sale, commercial service operations and sales force, administrative personnel, third-party service providers, sellers, buyers, and the demand for our services, which could result in a material adverse effect on our business, financial conditions and results of operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 25, 2020        LIQUIDITY SERVICES, INC.
          (Registrant)

By:   /s/ Mark A. Shaffer___________
Name:  Mark A. Shaffer
Title: Vice President, General Counsel and Corporate Secretary